Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the following Registration Statements, and any related Prospectus, previously filed by Seitel, Inc. of our report dated March 29, 2002, with respect to the consolidated financial statements of Seitel, Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 2001:
Form S-3 (No. 33-71968)	Seitel, Inc. 1992 Employee Stock Purchase Plan
Form S-3 (No. 33-78554)	Seitel, Inc. Contract Employment Warrants
Form S-3 (No. 33-80574)	$75 Million Debt Securities, Preferred Stock and Common Stock
Form S-3 (No. 33-89890)	Seitel, Inc. Debenture Warrants
Form S-3 (No. 333-71545)	355,733 Shares of Common Stock
Form S-3 (No. 333-85671)	$200 Million Seitel, Inc. Junior Subordinated Debt Securities, Seitel, Inc. Capital Trust I & II Trust Preferred Securities
Form S-8 (No. 33-36914)	Seitel, Inc. Incentive Stock Option Plan and Non-Qualified Stock Option Plan
Form S-8 (No. 33-78560)	Seitel, Inc. 1993 Incentive Stock Option Plan
Form S-8 (No. 33-89934)	Seitel, Inc. 401(k) Plan and 1994 Warrant Plan
Form S-8 (No. 333-01271)	Seitel, Inc. 1993 Incentive Stock Option Plan and 1995 Warrant Reload Plan
Form S-8 (No. 333-12549)	Seitel, Inc. Incentive Stock Option Plan andNon-Employee Directors' Deferred Compensation Plan
Form S-8 (No. 333-63383)	Seitel, Inc. 1998 Employee Stock Purchase Plan
Form S-8 (No. 333-64557)	1993 Seitel, Inc. Incentive Stock Option Plan, Non-Employee Directors' Stock Option Plan, Executive Warrants, Departure Warrants, and Employment Warrants
Form S-8 (No. 333-51268)

Seitel, Inc. Amended and Restated 1998 Employee Stock Purchase Plan, Seitel, Inc. 2000 Stock Option Plan, Employment Agreement Amendments with Paul Frame, Herbert Pearlman and David Lawi and Certain Compensation Warrants

Form S-8 (No. 333-69368)	Seitel, Inc. 2001 Inducement Stock Option Plan, Seitel, Inc. 2001 Non-Officer Stock Option Plan, Seitel, Inc. 2001 Non-Employee Stock Option Plan and Employment Warrants.

                                                                                                          ERNST & YOUNG LLP

Houston, Texas
March 29, 2002